STATUTEN

der

QGOG Star GmbH

(QGOG Star S.à r.l.)

(QGOG Star LLC)

(nachfolgend die **"Gesellschaft"**)

mit Sitz in Luzern

A Firma, Sitz, Dauer und Zweck der Gesellschaft

Art. 1

Unter der Firma

QGOG Star GmbH

(QGOG Star S.à r.l.)

(QGOG Star LLC)

besteht eine Gesellschaft mit beschränkter Haftung im Sinne von Art. 772 ff. des Schweizerischen Obligationenrechtes (OR).

Der Sitz der Gesellschaft ist Luzern.

Die Dauer der Gesellschaft ist unbeschränkt.

Art. 2

Zweck der Gesellschaft ist das Erwerben, Halten und Verwalten von Beteiligungen an anderen Gesellschaften und Unternehmen in der Schweiz und im Ausland.

Die Gesellschaft kann im In- und Ausland Zweigniederlassungen errichten, sich an anderen Unternehmen im In- und Ausland beteiligen, Vertretungen übernehmen sowie alle Geschäfte eingehen und Verträge abschliessen, die geeignet sein können, den Zweck der Gesellschaft zu fördern, oder die direkt oder indirekt damit im Zusammenhang stehen. Sie kann Grundstücke erwerben, halten und verkaufen.

Die Gesellschaft kann direkte und indirekte Finanzierungen sowohl für direkte oder indirekte Tochtergesellschaften als auch für Dritte, eingeschlossen ihrer direkten oder indi-

Articles of Association

of

QGOG Star GmbH

(QGOG Star S.à r.l.)

(QGOG Star LLC)

(hereinafter the **"Company"**)

domiciled in Lucerne

A Company Name, Domicile, Duration and Purpose

Article 1

Under the company name

QGOG Star GmbH

(QGOG Star S.à r.l.)

(QGOG Star LLC)

a Limited Liability Company exists according to articles 772 et seq. of the Swiss Code of Obligations (CO).

The seat of the Company is in Lucerne.

The duration of the Company is unlimited.

Article 2

The purpose of the company is to acquire, hold and manage participations in other companies and enterprises in Switzerland and abroad.

The Company is empowered to open and maintain domestic and foreign branch offices, to participate in other domestic or foreign enterprises, to represent third parties and to enter into agreements which are suited to promote the purpose of the company or which are directly or indirectly within the scope of its activities. It may acquire, hold and sell real estate.

The Company may grant to its direct or indirect affiliates as well as to third parties, including its direct or indirect quotaholders as well as their direct or indirect affiliates, direct or indirect

Handelsregister des Kantons Luzern

rekten Gesellschafter und deren direkten oder indirekten Tochtergesellschaften, vornehmen. Sie kann Sicherheiten jeglicher Art eingehen für Verbindlichkeiten solcher verbundenen Unternehmen, einschliesslich Pfandrechte an oder treuhänderische Abtretungen von Aktiven der Gesellschaft oder Bürgschaften jeglicher Art, entgeltlich oder nicht.

financing and may provide collaterals of any kind for the liabilities of such other companies including liens on or fiduciary assignments of assets of the Company or suretyships of any kind, whether in return for payment or not.

B Stammkapital

Art. 3

Das Stammkapital der Gesellschaft beträgt CHF 1'150'000'000.- und ist eingeteilt in 11'500'000 Stammanteile mit einem Nominalwert von je CHF 100.- (Schweizerfranken einhundert).

Das Stammkapital ist voll liberiert.

Die Geschäftsführer führen über die Stammanteile ein Anteilsbuch gemäss Art. 790 OR.

Die Abtretung von Stammanteilen sowie die Verpflichtung zur Abtretung bedürfen der schriftlichen Form.

Die Abtretung von Stammanteilen bedarf der Zustimmung der Gesellschafterversammlung.

Art. 3a

Bei der Gründung vom 2. Mai 2012 übernimmt die Gesellschaft gemäss Sacheinlagevertrag vom 2. Mai 2012 von QGOG Constellation S.A., 40 avenue Monterey, Luxembourg, alle 55'632'446 Namenaktien zu je USD 1.00 der Constellation Overseas Ltd., in Road Town, Tortola (British Virgin Islands), im Gesamtwert von USD 4'300'000'000.-.- und somit zu einem Übernahmepreis von USD 4'300'000'000.-, was gemäss Devisenkurs der UBS AG vom 2. Mai 2012 [1 USD = 0.91 CHF (gerundet)] CHF 3'911'280'083.65 entspricht. Die Gründerin und Sacheinlegerin erhält dafür als Gegenleistung insgesamt 11'500'000 voll liberierte Stammanteile der Gesellschaft mit einem Nennwert von CHF 100.-.-und einem Ausgabepreis von kalkulatorisch CHF 340.11 je Stammanteil, insge-

B Company capital

Article 3

The Company capital is CHF 1,150,000,000.00 and is divided into 11'500'000 company contributions (quotas) with a nominal value of CHF 100.00 (Swiss francs one hundred) each.

The company capital is fully paid up.

The managing officers maintain a quota book in accordance with art. 790 CO.

The transfer of quotas as well as the obligation to transfer must be in the written form.

The transfer of quotas requires the approval by the partners' meeting.

Article 3a

In connection with the incorporation dated 2 May 2012 the Company acquires, according to the contribution in kind agreement of 2 May 2012, from QGOG Constellation S.A., 40 avenue Monterey, Luxembourg, all 55'632'446 shares with a par value of USD 1 each in Constellation Overseas Ltd., Road Town, Tortola (British Virgin Islands), with an overall value of USD 4,300,000,000.00.- and therefore for a total consideration of USD 4,300,000,000.00.- which equals to a value of CHF 3,911,280,083.65 according to the exchange rate of UBS AG as of 2 May 2012 [1 USD = 0.91 CHF (rounded)]. As equivalent the founder and contributor in kind receives 11,500,000 quotas of the Company with a nominal value of CHF 100.00 and a calculatory issue price of CHF 340.11 each, overall CHF 3,911,280,083.65, fully paid up.

Handelsregister des Kantons Luzern

samt CHF 3'911'280'083.65.

C Organe der Gesellschaft

Art. 4

Die Organe der Gesellschaft sind:

I die Gesellschafterversammlung

II die Geschäftsführung

III die Revisionsstelle, soweit eine solche eingesetzt ist.

I Die Gesellschafterversammlung

Art. 5

Die Gesellschafterversammlung wird durch die Geschäftsführung einberufen und zwar jährlich mindestens einmal innerhalb von sechs Monaten nach Abschluss des Geschäftsjahres.

Die Einberufung kann auch von einem oder mehreren Gesellschaftern, die zusammen mindestens den zehnten Teil des Stammkapitals vertreten, schriftlich bei der Geschäftsführung unter genauer Angabe der Verhandlungsgegenstände und der Anträge verlangt werden. Die Einberufung durch die Geschäftsführung hat in diesem Falle innert vierzehn Tagen nach gestelltem Begehren zu erfolgen.

Art. 6

Die Einladungen zur Gesellschafterversammlung haben unter Angabe der Verhandlungsgegenstände, in der Regel spätestens zehn Tage vor dem Versammlungstermin, durch Brief zu erfolgen.

Bilanz und Gewinn- und Verlustrechnung sind innerhalb der Einladungsfrist zur Gesellschafterversammlung, die diese Traktanden behandelt, am Sitze der Gesellschaft zur Einsichtnahme durch die Gesellschafter aufzulegen.

Wenn alle Gesellschafter anwesend oder gül-

C Organs of the Company

Article 4

The organs of the Company are:

I Partners' meeting

II Managing Officers

III Auditors, provided they are appointed

I Partners' (Quota Holders') Meeting

Article 5

A partners' meeting shall be convened by the managing officers at least once a year, within six months following the close of the business year.

One or more partners representing at least ten per cent of the company capital may request in writing the managing officers to call a partners' meeting provided that the agenda for the meeting is duly stated. In such case, the managing officers must call a partners' meeting within two weeks.

Article 6

The notice of a partners' meeting shall be given by letter with an agenda and as a rule no later than ten days before the day of the meeting.

The balance sheet and profit and loss account must be available for inspection by the partners at the seat of the Company during the notice period of the partners' meeting dealing with these matters.

When all the partners are present or validly

tig vertreten sind, kann auf die Einhaltung der vorstehenden Einladungsvorschriften zur Gesellschafterversammlung durch einstimmigen Beschluss verzichtet werden.

represented the observance of the above provisions for notice of the partners' meeting can be waived unanimous decision of the partners.

Die Gesellschafterversammlungen finden in der Regel am Sitz der Gesellschaft statt, können aber auch ausserhalb des Gesellschaftssitzes abgehalten werden, sofern dadurch kein Gesellschafter an der Wahrnehmung seiner Rechte verhindert wird.

The partners' meetings shall normally take place at the seat of the Company, but may also be held elsewhere, provided that this does not result in a partner being prevented from exercising his partners' rights.

Art. 7

Auf jeden Stammanteil entfällt eine Stimme.

Das Stimmrecht kann nur von den im Anteilbuch der Gesellschaft ordnungsgemäss eingetragenen Gesellschaftern ausgeübt werden. Stellvertretung ist unter Vorlegung einer schriftlichen Vollmacht gestattet.

Article 7

Each quota entitles its owner to one vote.

The voting rights can only be exercised by the partners properly registered in the Company quota register. Representation is possible by means of a written proxy.

Art. 8

Die Gesellschafterversammlung wählt ihren Vorsitzenden selbst. Dieser ist ebenfalls stimmberechtigt. Bei Stimmengleichheit steht ihm der Stichentscheid zu.

Der Vorsitzende ernennt den Protokollführer und den Stimmenzähler.

Über die gestellten Anträge und Beschlüsse der Gesellschafterversammlung wird ein Protokoll geführt, das vom Vorsitzenden und vom Protokollführer zu unterzeichnen und in der nächsten Gesellschafterversammlung zu genehmigen ist.

Article 8

The partners' meeting elects its Chairperson. The Chairperson is also entitled to vote. In a voting tie, the Chairperson will have the casting vote.

The Chairperson appoints a secretary for the taking of minutes and a scrutineer.

Minutes of the partners' meeting, outlining motions and decisions, will be prepared and signed by the Chairperson and the secretary and will have to be approved at the next partners' meeting.

Art. 9

Die Beschlussfassungen in der Gesellschafterversammlung (soweit das Gesetz nicht die Aufnahme einer öffentlichen Urkunde verlangt) können durch schriftliche Abstimmung ersetzt werden, sofern nicht einer der Gesellschafter hiergegen durch eingeschriebenen Brief, Fax oder E-Mail (durch die der Absender bestätigt wird) Einspruch erhebt. Die Geschäftsführung hat zur Abgabe des Einspruches und des Votums den Gesellschaftern eine angemessene Frist von mindestens zehn Tagen anzusetzen und auf das Recht zu

Article 9

Unless the law requires minuting in a public deed, partners' meeting decisions may be substituted by a written vote, so long as no partner raises any objection by means of a certified letter, by fax or by email (provided that the sender is confirmed on the email). The managing officers must provide the partners with an appropriate period of at least ten days to hand in their objections and votes and must draw their attention clearly to the right to raise objections against this type of resolution process. The partners who wish to state their objections

Erhebung von Einspruch gegen diese Art der Beschlussfassung ausdrücklich aufmerksam zu machen. Der Gesellschafter, der gegen diese Art der Beschlussfassung Einspruch erheben will, muss es ausdrücklich und mit Begründung tun. Das Votum bzw. der Einspruch der Gesellschafter muss spätestens am letzten Tag der angegebenen Frist der Schweizer Post übergeben sein.

Auch die schriftliche Beschlussfassung ist ins Protokollbuch einzutragen und von der Geschäftsführung sowie vom Protokollführer zu unterzeichnen und in der nächsten Gesellschafterversammlung zu genehmigen.

Art. 10

Der Gesellschafterversammlung stehen alle Befugnisse zu, die nicht auf Grund des Gesetzes oder der vorliegenden Statuten andern Organen übertragen sind, insbesondere:

1 Die Festsetzung und die Änderung der Statuten;

2 Die Bestellung und Abberufung von Geschäftsführern;

3 Die Abnahme der Bilanz und Gewinn- und Verlustrechnung sowie die Beschlussfassung über die Verwendung des Reingewinnes;

4 Die Entlastung der Geschäftsführer;

5 Zustimmung zur Abtretung von Stammanteilen beziehungsweise die Anerkennung als stimmberechtigter Gesellschaftern.

Art. 11

Die Gesellschafterversammlung fasst ihre Beschlüsse und vollzieht ihre Wahlen, soweit das Gesetz oder die Statuten nichts anderes bestimmen, mit der absoluten Mehrheit der vertretenen Stimmen.

to this type of resolution must do so expressly and provide reasons. The partners' written vote, or the objection, must be submitted to the Swiss Post no later than the last day of the deadline fixed.

The written resolution must also be included in the corporate minute book, signed by the managing officers and the secretary, and be approved at the next partners' meeting.

Article 10

The partners' meeting has all competencies not otherwise transferred to other organs by law or by the present articles, in particular:

1 Adoption and amendment of the articles of association;

2 Election and destitution of managing officers;

3 Approval of the annual financial statement and decision on the allocation of profits shown on the balance sheet;

4 Discharge of the managing officers;

5 The approval of the transfer of Company shares respectively the acceptance as partner with voting rights.

Article 11

The partners' meeting takes its decisions and resolves, as far as the law or the articles of association do not determine otherwise, with the absolute majority of the votes represented.

Handelsregister
des Kantons Luzern

II Die Geschäftsführung

Art. 12

Die Gesellschafterversammlung kann einen oder mehrere Geschäftsführer bestellen. Die Geschäftsführer müssen nicht gleichzeitig Gesellschafter sein.

Hat die Gesellschaft mehrere Geschäftsführer, so muss die Gesellschafterversammlung den Vorsitz regeln. Im Übrigen organisieren sich die Geschäftsführer selbst.

Die Gesellschaft muss durch eine Person vertreten werden können, die Wohnsitz in der Schweiz hat. Dieses Erfordernis kann durch einen Geschäftsführer oder einen Direktor erfüllt werden.

Der Geschäftsführer, auch wenn er zugleich Gesellschafter sein sollte, kann jederzeit abberufen werden.

Art. 13

Die Geschäftsführung leitet die Geschäfte der Gesellschaft und kann in allen Angelegenheiten der Gesellschaft Beschluss fassen, die nicht nach Gesetz oder diesen Statuten anderen Organen übertragen sind.

Gibt es nur einen einzigen Geschäftsführer, so führt er Einzelunterschrift. Gibt es mehrere Geschäftsführer, so bestimmt die Gesellschafterversammlung die Art der Zeichnung.

Die Geschäftsführung ist zur Bestellung von Direktoren, Prokuristen und Handlungsbevollmächtigten befugt und bestimmt deren Zeichnungsberechtigung.

III Revisionsstelle

Art. 14

Die Gesellschafterversammlung wählt eine Revisionsstelle.

Sie kann auf die Wahl einer Revisionsstelle verzichten, wenn:

1. die Gesellschaft nicht zur ordentli-

II Managing Officers

Article 12

The partners' meeting can elect one or several managing officers. The managing officers do not have to be partners also.

If the Company has several managing officers, the partners' meeting must decide who is the chairperson. For the remainder the managing officers organize themselves.

The Company must be represented by a person domiciled in Switzerland. This requirement can be met by a managing officer or a manager.

The managing officer (including when such managing officer is also a partner) can be recalled at any time.

Article 13

The managing officers manage the affairs of the Company and can take decisions in all matters not attributed to other bodies by law or by these articles of association.

If there is only one managing offices, he shall have authority to sign individually. If there are several managing officers, the partners' meeting decides who shall be authorized to sign.

The managing officers are entitled to appoint persons entrusted with the management and representation of the Company and to decide upon their powers of signature.

III Auditors

Article 14

The partners' meeting elects the auditors.

The election of the auditors can be waived if:

1. the Company has no legal obligation

Handelsregister des Kantons Luzern

chen Revision verpflichtet ist;

2. sämtliche Gesellschafter zustimmen; und

3. die Gesellschaft nicht mehr als zehn Vollzeitstellen im Jahresdurchschnitt hat.

Der Verzicht gilt auch für die nachfolgenden Jahre. Jeder Gesellschafter hat jedoch das Recht, spätestens 10 Tage vor der Gesellschafterversammlung die Durchführung einer eingeschränkten Revision und die Wahl einer entsprechenden Revisionsstelle zu verlangen. Die Gesellschafterversammlung darf diesfalls den Beschluss nach Art. 10 Ziff. 3 erst fassen, wenn der Revisionsbericht vorliegt.

to perform a regular audit;

2. all partners agree; and

3. the Company has not more than ten full-time employees on an annual basis.

The waiver remains valid for the following years. Every partner has the right to demand the execution of a limited audit and the appointment of auditors at least 10 days before the date of the partners' meeting. In this case the partners' meeting is only entitled to take the resolution according to Art. 10 Para. 3 after the auditors' report has been submitted.

Art. 15

Als Revisionsstelle können eine oder mehrere natürliche oder juristische Personen oder Personengesellschaften gewählt werden.

Die Revisionsstelle muss ihren Wohnsitz, ihren Sitz oder eine eingetragene Zweigniederlassung in der Schweiz haben. Hat die Gesellschaft mehrere Revisionsstellen, so muss zumindest eine diese Voraussetzungen erfüllen.

Ist die Gesellschaft zur ordentlichen Revision verpflichtet, so muss die Gesellschafterversammlung als Revisionsstelle einen zugelassenen Revisionsexperten bzw. ein staatlich beaufsichtigtes Revisionsunternehmen nach den Vorschriften des Revisionsaufsichtsgesetzes vom 16. Dezember 2005 wählen.

Ist die Gesellschaft zur eingeschränkten Revision verpflichtet, so muss die Gesellschafterversammlung als Revisionsstelle einen zugelassenen Revisor nach den Vorschriften des Revisionsaufsichtsgesetzes vom 16. Dezember 2005 wählen. Vorbehalten bleibt der Verzicht auf die Wahl einer Revisionsstelle nach Art. 14 Abs. 2 und 3.

Die Revisionsstelle muss nach Art. 728 bzw. 729 OR unabhängig sein.

Die Revisionsstelle wird für ein Geschäftsjahr gewählt. Ihr Amt endet mit der Abnahme der

Article 15

One or several individuals or legal entities can be elected as auditors.

The auditors must have their residence, legal seat or a registered branch in Switzerland. If the Company has several auditors, at least one of them must meet this requirement.

If the Company is obliged to execute a regular audit, the partners' meeting has to elect an officially admitted audit expert or a publicly supervised audit company respectively according to the provisions of the Federal Act on Audit Supervision of 16 December 2005.

If the Company is obliged to execute a limited audit, the partners' meeting has to appoint an officially admitted auditor according to the provisions of the Federal Act on Audit Supervision of 16 December 2005, subject to the waiver of the appointment of the auditors according to Art. 14 Para. 2 and 3.

The auditors must be independent in accordance with Art. 728 and 729 CO.

The auditors are elected for one business year. Their office ends with the approval of the

Handelsregister
des Kantons Luzern

letzten Jahresrechnung. Eine Wiederwahl ist möglich. Eine Abberufung ist jederzeit und fristlos möglich.

annual financial statement. Reelection is possible. Dismissal is possible at any time and without notice.

D Jahresrechnung

Art. 16

Die Geschäftsführung legt das Geschäftsjahr fest und ist verpflichtet, die Jahresrechnung (Bilanz sowie Gewinn- und Verlustrechnung) zu erstellen. Es gelten hiefür die Vorschriften des OR. Zur Prüfung der Jahresrechnung kann eine Revisionsstelle eingesetzt werden.

Art. 17

Von dem nach Abzug aller Geschäftsunkosten sowie der erforderlichen Abschreibungen verbleibenden Reingewinn werden in erster Linie mindestens fünf Prozent einem Reservefonds zugewiesen, bis derselbe zwanzig Prozent des nominellen Stammkapitals beträgt. Im übrigen beschliesst die Gesellschafterversammlung, unter Vorbehalt der in Art. 671 Abs. 2 OR i.V.m. Art. 801 OR getroffenen Einschränkungen, frei und mit einfachem Mehr der anwesenden bzw. vertretenen Stimmen über die Verwendung des Reingewinnes.

E Auflösung und Liquidation

Art. 18

Die Gesellschafterversammlung kann die Auflösung der Gesellschaft beschliessen. Die Gesellschafterversammlung ist in der Wahl des oder der Liquidatoren frei. Die Wahl erfolgt mit einfachem Mehr der anwesenden bzw. vertretenen Stimmen.

F Bekanntmachung

Art. 19

Publikationsorgan ist das Schweizerische Handelsamtsblatt. Mitteilungen an die Gesellschafter erfolgen durch Brief.

D Annual financial statements

Article 16

The managing officers determine the financial year. Subject to the provisions of the CO, the annual financial statements (including a balance sheet and a profit and loss account), must be prepared by the managing officers. Auditors can be appointed to review the annual financial statements.

Article 17

After deduction of all the expenses as well as the required amortization, the remaining net profit will be allocated in first priority to a reserve of at least five per cent, until the reserve reaches twenty per cent of the nominal company capital. Subject to art. 671 para. 2 CO in combination with art. 801 CO, the partners' meeting may freely decide about the use of the net profit, with a simple majority of the votes cast, including those cast by proxy.

E Dissolution and liquidation

Article 18

The partners' meeting may resolve the dissolution of the Company. The partners' meeting is free to choose the liquidator(s). The election is made with a simple majority of the votes cast, including those represented by proxy.

F Notices

Article 19

Notice shall be published in the Swiss Commercial Gazette (Feuille Officielle Suisse du Commerce). Communications to the partners shall

Handelsregister des Kantons Luzern

be made by mail.

G Allgemeines

Art. 20

Soweit die vorliegenden Statuten keine abweichenden Bestimmungen enthalten, gelten die Vorschriften von Art. 772 ff. OR.

Art. 21

Von diesen Statuten existieren eine deutsche und eine englische Version. Die deutsche Fassung ist massgeblich.

G In General

Article 20

Provisions of art. 772 sq. CO remain valid, unless amended by the present articles of association.

Article 21

A German and an English version exist of these Articles of Association. The German version shall prevail.

Zug, 2. Mai 2012

Die unterzeichnende Urkundsperson des Kantons Zugs, Birgit Urbons, Rechtsanwältin, Baarerstrasse 8, 6301 Zug, erklärt hiermit, dass es sich bei den vorliegenden Statuten um die vollständigen Gründungsstatuten der QGOG Star GmbH handelt.

Zug, 2. Mai 2012

BIRGIT URBONS, ZUG
Rechtsanwältin · Urkundsperson

Handelsregister
des Kantons Luzern

BEGLAUBIGUNG

Die vorliegende Statutenausfertigung entspricht den beim Handelsregister des Kantons Luzern hinterlegten, zurzeit gültigen Statuten und umfasst zehn Seiten (inkl. Beglaubigung).

Luzern, 18.06.2018/FAL

Handelsregister
des Kantons Luzern

N. Fallegger

APOSTILLE

(Convention de La Haye du 5 octobre 1961)

1. Country: Swiss Confederation, Canton of Lucerne
This public document
2. has been signed by Nicole Fallegger
3. acting in the capacity of official
4. bears the seal/stamp of commercial register - Canton of Lucerne

Certified

5. at Lucerne 6. the 18.06.2018
7. by the Chancery of State of the Canton of Lucerne
8. no 4236/2018 10. signature
9. seal/stamp

KANTON LUZERN STAATSKANZLEI

M. Signer
Monika Signer